Exhibit 99.1
N E W S R E L E A S E

One Park Place, Suite 700 ■ 621 Northwest 53rd Street ■ Boca Raton, Florida 33487 ■ www.thegeogroupinc.com
CR-06-36
THE GEO GROUP REPORTS SECOND QUARTER 2006 RESULTS
•	50% Increase in GAAP Income from Continuing Operations to $6.4 Million — $0.59 EPS

•	74% Increase in Pro-Forma Income from Continuing Operations to $7.6 Million — $0.70 EPS

•	37% Increase in Revenue to $208.7 Million from $152.6 Million

•	Increases 2006 Pro Forma Earnings Guidance by $0.10 EPS
Boca Raton, Fla. — August 10, 2006 — The GEO Group (NYSE: GEO) (“GEO”) today reported second quarter 2006 GAAP Income from Continuing Operations of $6.4 million, or $0.59 per share, based on 10.9 million diluted weighted average shares outstanding, representing a 50% increase from $4.3 million, or $0.43 per share, based on 9.9 million diluted weighted average shares outstanding in the second quarter of 2005. For the first half of 2006, GEO reported GAAP Income from Continuing Operations of $11.1 million, or $1.06 per share, based on 10.4 million diluted weighted average shares outstanding, representing a 66% increase from $6.7 million, or $0.67 per share, based on 10.0 million diluted weighted average shares outstanding for the first half of 2005.
Second quarter 2006 pro forma income from continuing operations increased 74% to $7.6 million, or $0.70 per share from $4.4 million, or $0.44 per share, in the second quarter of 2005. Second quarter 2006 pro forma income from continuing operations excludes an after-tax write-off of $0.8 million, or $0.07 per share, in deferred financing fees associated with the repayment of $74.6 million in GEO’s Term Loan Debt as well as after-tax start-up expenses of $0.4 million, or $0.04 per share, related to the activation of GEO’s new contract in the United Kingdom for the management of the 198-bed Campsfield Immigration Centre. Second quarter 2005 pro forma income from continuing operations excludes an after-tax write-off of $0.1 million, or $0.01 per share, in deferred financing fees.
For the first half of 2006, pro forma income from continuing operations increased 85% to $12.5 million, or $1.20 per share, from $6.8 million, or $0.68 per share, for the first half of 2005. Year-to-date 2006 pro forma income from continuing operations excludes an after-tax write-off of $0.8 million, or $0.08 per share, in deferred financing fees associated with the repayment of $74.6 million in GEO’s Term Loan Debt as well as after-tax start-up expenses of $0.6 million, or $0.06 per share, related to the activation of GEO’s new contracts in the State of Indiana for the management of the 2,416-bed New Castle Correctional Facility and in the United Kingdom for the management of the 198-bed Campsfield Immigration Centre. Year-to-date 2005 pro forma income from continuing operations excludes an after-tax write-off of $0.1 million, or $0.01 per share, in deferred financing fees.
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Reconciliation of Pro Forma Income from Continuing Operations to GAAP Income from Continuing Operations

	13 Weeks	13 Weeks	26 Weeks	26 Weeks
	Ended	Ended	Ended	Ended
	2-Jul-06	3-Jul-05	2-Jul-06	3-Jul-05
Income from Continuing Operations	$6,431	4,301	$11,105	$6,692
Start-Up Expenses	378	—	589	—
Deferred Financing Fees	803	77	803	77

Pro Forma Income from Continuing Operations	$7,612	$4,378	$12,497	$6,769

Diluted Earnings Per Share
Income from Continuing Operations	$0.59	$0.43	$1.06	$0.67
Start-Up Expenses	0.04	—	0.06	—
Deferred Financing Fees	0.07	0.01	0.08	0.01

Diluted Pro Forma Earnings Per Share	$0.70	$0.44	$1.20	$0.68

Weighted Average Shares Outstanding	10,924	9,944	10,446	9,992
Revenue
GEO reported a 37% increase in second quarter 2006 revenue to $208.7 million from $152.6 million in the second quarter of 2005. For the first half of 2006, GEO reported a 31% increase in revenue to $394.6 million from $300.9 million for the first half of 2005.
George C. Zoley, Chairman and Chief Executive Officer of GEO, said: “We are very pleased with our strong operational and financial performance in the second quarter and in the first half of the year. We have continued to experience higher occupancy levels at a number of our existing facilities particularly along the nation’s southern border. In addition, we believe that we continue to have a strong organic growth pipeline with projects totaling more than 6,700 beds under development which are expected to add more than $88 million in operating revenues between the second half of this year and the end of 2007.”
Stock Split
On August 10, 2006, GEO’s Board of Directors declared a 3-for-2 stock split of GEO’s common stock. The stock split will take effect on October 2, 2006 with respect to stockholders of record on September 15, 2006. Following the stock split, GEO’s diluted shares outstanding will increase from 12.9 million to 19.5 million.
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Financial Guidance
GEO is revising its previously issued earnings guidance for 2006 to a revised pro-forma range of $2.40 to $2.47 per share excluding an after-tax write-off of $0.07 per share in deferred financing fees associated with the repayment of $74.6 million in GEO’s Term Loan Debt as well as $0.16 per share in discontinued operations and after-tax start-up expenses. GEO is revising its previously-issued revenue guidance for 2006 to a range of $862 million to $872 million, inclusive of approximately $80 million in pass-through construction revenues. GEO’s revised 2006 guidance does not reflect the impact of GEO’s announced 3-for-2 stock split.
2006 Revenue Guidance (In Millions)

	1Q 2006	2Q 2006	3Q 2006	4Q 2006	FY 2006
Previously Issued Guidance (July 18, 2006)	$185.9A	$205-$210	$199-$204	$200-$205	$790-$805

Revised Guidance (August 10, 2006)	$185.9A	$208.7A	$230-$235	$237-$242	$862-$872

2006 Earnings Per Share

	1Q 2006	2Q 2006	3Q 2006	4Q 2006	FY 2006
Previously Issued GAAP Guidance (July 18, 2006)	$0.45A	$0.55-$0.58	$0.53-$0.56	$0.51-$0.55	$2.04-$2.14
Previously Projected After-Tax Start-Up Expenses/Discontinued Operations	$0.03A	$0.05	$0.04	$0.04	$0.16
Projected Deferred Financing Fees		$0.07			$0.07
Previously Issued Pro Forma Guidance (July 18, 2006)	$0.48A	$0.67-$0.70	$0.57-$0.60	$0.55-$0.59	$2.27-$2.37

Revised GAAP Guidance (August 10, 2006)	$0.45A	$0.58A	$0.58-$0.61	$0.56-$0.60	$2.17-$2.24

Revised Projected After-Tax Start-Up Expenses/Discontinued Operations	$0.03A	$0.05A	$0.04	$0.04	$0.16

Projected Deferred Financing Fees		0.07A			$0.07

Revised Pro Forma Guidance (August 10, 2006)	$0.48A	$0.70A	$0.62-$0.65	$0.60-$0.64	$2.40-$2.47

Diluted Weighted Average Shares Outstanding (In Millions)	10.03	10.92	12.97	12.97	11.70
Prior to GEO’s Announced 3-for-2 Stock Split
GEO is raising its third quarter earnings guidance to a pro forma range of $0.62 to $0.65 per share, and its third quarter revenue guidance to a range of $230 million to $235 million, inclusive of approximately $29 million in pass-through construction revenues. GEO’s third quarter pro forma earnings guidance excludes $0.04 per share in projected after-tax start-up expenses related to the opening of the 600-bed expansion to GEO’s 1,918-bed Lawton Correctional Facility in Oklahoma.
GEO is revising its fourth quarter earnings guidance to a pro forma range of $0.60 to $0.64 per share. GEO is revising its fourth quarter revenue guidance to a range of $237 million to $242 million, inclusive of approximately $34 million in pass-through construction revenues. GEO’s fourth quarter pro forma earnings guidance excludes $0.04 per share in projected after-tax start-up expenses related to the opening of GEO’s 1,000-bed Sex Offender Facility in Florence, Arizona.
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Conference Call Information
GEO has scheduled a conference call and simultaneous webcast at 11:00 AM (Eastern Time) on Friday, August 11, 2006 to discuss GEO’s second quarter 2006 financial results as well as its progress and outlook. The call-in number for the U.S. is 1-866-770-7051 and the international call-in number is 1-617-213-8064. The participant pass-code for the conference call is 52694610. In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.thegeogroupinc.com. A replay of the audio webcast will be available on the website for one year. A telephonic replay of the conference call will be available until September 11, 2006 at 1-888-286-8010 (U.S.) and 1-617-801-6888 (International). The pass-code for the telephonic replay is 89922405. GEO will discuss Non-GAAP (“Pro Forma”) basis information on the conference call. A reconciliation from Non-GAAP (“Pro Forma”) basis information to GAAP basis results may be found on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.thegeogroupinc.com.
About The GEO Group, Inc.
The GEO Group, Inc. (“GEO”) is a world leader in the delivery of correctional, detention, and residential treatment services to federal, state, and local government agencies around the globe. GEO offers a turnkey approach that includes design, construction, financing, and operations. GEO represents government clients in the United States, Australia, South Africa, Canada, and the United Kingdom. GEO’s worldwide operations include 62 correctional and residential treatment facilities with a total design capacity of approximately 52,000 beds.
Safe-Harbor Statement
This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding estimated earnings, revenues and costs and our ability to maintain growth and strengthen contract relationships. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2006 given the various risks to which its business is exposed; (2) GEO’s ability to successfully pursue further growth and continue to enhance shareholder value; (3) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (4) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (5) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (6) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (7) GEO’s ability to obtain future financing on acceptable terms; (8) GEO’s ability to sustain company-wide occupancy rates at its facilities; and (9) other factors contained in GEO’s Securities and Exchange Commission filings, including the forms 10-K, 10-Q and 8-K reports.
Second quarter and six months financial tables to follow:

THE GEO GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED
JULY 2, 2006 AND JULY 3, 2005
(In thousands, except per share data)
(UNAUDITED)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	July 2, 2006	July 3, 2005	July 2, 2006	July 3, 2005
Revenues	$208,688	$152,623	$394,569	$300,878
Operating expenses	172,415	128,717	326,161	254,530
Depreciation and amortization	6,024	3,645	11,688	7,313
General and administrative expenses	14,292	12,673	28,301	24,074

Operating income	15,957	7,588	28,419	14,961
Interest income	2,807	2,347	5,023	4,677
Interest expense	(7,829)	(5,340)	(15,408)	(10,794)
Write off of deferred financing fees from extinguishment of debt	(1,295)	(127)	(1,295)	(127)

Income before income taxes, minority interest, equity in earnings of affiliate and discontinued operations	9,640	4,468	16,739	8,717
Provision (benefit) for income taxes	3,595	(393)	6,288	1,330
Minority interest	35	(175)	26	(359)
Equity in earnings (loss) of affiliate, net of income tax expense of $22, $206, $40 and $222	351	(385)	628	(336)

Income from continuing operations	6,431	4,301	11,105	6,692
Income (loss) from discontinued operations, net of tax expense (benefit) of $(61), $79, $(126) and $266	(113)	173	(231)	678

Net income	$6,318	$4,474	$10,874	$7,370

Weighted-average common shares outstanding:
Basic	10,442	9,550	10,071	9,538

Diluted	10,924	9,944	10,446	9,992

Income per common share:
Basic:
Income from continuing operations	$0.62	$0.45	$1.10	$0.70
Income (loss) from discontinued operations	(0.01)	0.02	(0.02)	0.07

Net income per share-basic	$0.61	$0.47	$1.08	$0.77

Diluted:
Income from continuing operations	$0.59	$0.43	$1.06	$0.67
Income (loss) from discontinued operations	(0.01)	0.02	(0.02)	0.07

Net income per share-diluted	$0.58	$0.45	$1.04	$0.74

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The GEO Group, Inc.
Operating Data

	13 Weeks	13 Weeks	26 Weeks	26 Weeks
	Ended	Ended	Ended	Ended
	July 2, 2006	July 3, 2005	July 2, 2006	July 3, 2005
*Revenue-producing beds	45,789	35,357	45,789	35,357
*Compensated man-days	3,852,051	3,167,430	7,623,623	6,292,935
*Average occupancy[1]	96.7%	99.4%	96.4%	99.2%
*Includes South Africa
1 Does not include GEO’s idle facilities.
THE GEO GROUP, INC.
CONSOLIDATED BALANCE SHEETS
JULY 2, 2006 AND JANUARY 1, 2006
(In thousands)

	July 2, 2006	January 1, 2006
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$98,716	$57,094
Restricted cash	13,299	8,882
Accounts receivable, less allowance for doubtful accounts of $476 and $224	144,485	127,612
Deferred income tax asset	19,755	19,755
Other current assets	13,105	15,826
Current assets of discontinued operations	6	123

Total current assets	289,366	229,292

Restricted Cash	17,471	17,484
Property and Equipment, Net	288,248	282,236
Assets Held for Sale	1,265	5,000
Direct Finance Lease Receivable	38,051	38,492
Goodwill and Other Intangible Assets, Net	55,051	52,127
Other Non Current Assets	13,369	14,880

	$702,821	$639,511

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$47,665	$27,762
Accrued payroll and related taxes	29,485	26,985
Accrued expenses	70,165	70,177
Current portion of deferred revenue	1,810	1,894
Current portion of capital lease obligations, long-term debt and non-recourse debt	12,058	8,441
Current liabilities of discontinued operations	1,263	1,260

Total current liabilities	162,446	136,519

Deferred Revenue	2,446	3,267
Deferred Tax Liability	1,724	2,085
Minority Interest	1,161	1,840
Other Non Current Liabilities	23,463	19,601
Capital Lease Obligations	17,019	17,072
Long-Term Debt	143,491	219,254
Non-Recourse Debt	127,101	131,279
Total shareholders’ equity	223,970	108,594

	$702,821	$639,511

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Adjusted EBITDA and EBITDAR
Second quarter 2006 EBITDA excluding Start-Up Expenses and Deferred Financing Fees (“Adjusted EBITDA”) increased 115% to $23.0 million from $10.7 million in the second quarter of 2005. Adjusted EBITDA including Lease Rental Expense (“EBITDAR”) for the second quarter of 2006 increased 75% to $29.1 million from $16.6 million for the second quarter of 2005.
Adjusted EBITDA for the first half of 2006 increased 93% to $41.7 million from $21.6 million for the first half of 2005. EBITDAR for the first half of 2006 increased 62% to $53.9 million from $33.3 million for the first half of 2005.
Reconciliation from Adjusted EBITDA and EBITDAR to GAAP Net Income
(In thousands)

	2Q 2006	2Q 2005	YTD 2006	YTD 2005
Net Income	$6,318	$4,474	$10,874	$7,370
Discontinued Operations	113	(173)	231	(678)
Interest Expense, Net	5,022	2,993	10,385	6,117
Income Tax Provision	3,595	(393)	6,288	1,330
Depreciation and Amortization	6,024	3,645	11,688	7,313

EBITDA	21,072	10,546	39,466	21,452

Adjustments, Pre-tax
Start-Up Expenses	609	—	949	—
Deferred Financing Fees	1,295	127	1,295	127

Adjusted EBITDA	$22,976	$10,673	$41,710	$21,579

Lease Rental Expense	6,130	5,918	12,177	11,750

EBITDAR	$29,106	$16,591	$53,887	$33,329

Adjusted Free Cash Flow
Adjusted Free Cash Flow, defined as Income from Continuing Operations after giving effect to the items set forth in the table immediately below (“Adjusted Free Cash Flow”) for the second quarter of 2006 increased 155% to $11.4 million from $4.5 million for the second quarter of 2005.
Adjusted Free Cash Flow for the first half of 2006 increased 115% to $22.6 million from $10.5 million for the first half of 2005.
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Reconciliation of Adjusted Free Cash Flow to GAAP Income from Continuing Operations

	2Q 2006	2Q 2005	YTD 2006	YTD 2005
Income from Continuing Operations	$6,431	$4,301	$11,105	$6,692
Depreciation and Amortization	6,024	3,645	11,688	7,313
Income Tax Provision	3,595	(393)	6,288	1,330
Income Taxes Paid	(4,595)	(1,508)	(4,867)	(1,598)
Stock Based Compensation Included in G&A	313	—	490	—
Maintenance Capital Expenditures	(1,598)	(2,348)	(3,321)	(4,189)
Equity in Earnings of Affiliates, Net of Income Tax	(351)	385	(628)	336
Minority Interest	(35)	175	(26)	359
Write-off of Deferred Financing Fees	1,295	127	1,295	127
Amortization of Debt Costs and Other Non-Cash Interest	287	81	568	160

Adjusted Free Cash Flow	11,366	4,465	22,592	10,530

Pro Forma Income from Continuing Operations, Adjusted EBITDA, EBITDAR, and Adjusted Free Cash Flow are non-GAAP financial measures. Pro Forma Income from Continuing Operations is defined as Income from Continuing Operations excluding Start-Up Expenses and Deferred Financing Fees. Adjusted EBITDA is defined as EBITDA excluding Start-Up Expenses and Deferred Financing Fees. EBITDAR is defined as Adjusted EBITDA including Lease Rental Expense. Adjusted Free Cash Flow is defined as Income from Continuing Operations after giving effect to the items set forth in the Reconciliation Table above. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measurements of these items is included in the tables set forth above in this press release. GEO believes that these financial measures are important operating measures that supplement discussion and analysis of GEO’s financial results derived in accordance with GAAP. These non-GAAP financial measures should be read in conjunction with GEO’s consolidated financial statements and related notes included in GEO’s filings with the Securities and Exchange Commission.
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